                                SUFFOLK BANCORP
                                EXHIBIT 3.(i)
                                CERTIFICATE OF
                                INCORPORATION
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                          CERTIFICATE OF INCORPORATION

                                       OF

                                 SUFFOLK BANCORP

                UNDER SECTION 402 OF THE BUSINESS CORPORATION LAW


         We, the undersigned, being persons of the age of eighteen years or older, for the purpose of forming a corporation pursuant to Section 402 of the Business Corporation Law of New York, do hereby certify:

                                      FIRST

                                      NAME

         The name of the corporation is Suffolk Bancorp.


                                     SECOND

                                Business Purposes

The purposes for which this corporation is formed are as follows:

         a. Holding the stock of The Suffolk County National Bank, Riverhead, New York, and managing the affairs of said Bank.

         b. To engage in any lawful act or activity for which a corporation may be organized under the New York Business Corporation Law, provided that it is not formed to engage in any act or activity requiring the consent or approval of any State Official, department, board, agency or any State Official, department, board, agency or other body, unless such approval is obtained.

         c. To do everything necessary, proper, advisable or convenient for the accomplishment of the purposes hereinabove set forth, and to do all other things incidental thereto or connected therewith, which are not forbidden by the laws under which this corporation is organized, by other laws, or by this Certificate of Incorporation.



                                      THIRD

                                Corporate Office

         The office of the corporation is to be located within the Town of Riverhead, County of Suffolk, State of New York.
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                                    Certificate of Incorporation Suffolk Bancorp
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                                     FOURTH

                                      Agent

         Section 1. The Secretary of State is designated as the agent of the corporation upon whom process may be served. The post office address to which the Secretary of State shall mail a copy of any process against the corporation served upon him is: c/o The Suffolk County National Bank, 6 West Second Street, Riverhead, New York 11901.

         Section 2. The name and address of the registered agent which is to be the agent of the corporation upon whom process against it may be served, is The Suffolk County National Bank, a corporation organized under the laws of the United States, located at 6 West Second Street, Riverhead, New York 11901.


                                      FIFTH

                                  Capital Stock

         The aggregate number of shares which this corporation shall have authority to issue is 15,000,000 shares, par value $2.50 each, which shall be known as "common stock".

                     (amended by shareholders April 1997)

         a. The holders of the common stock shall be entitled to receive dividends when and as legally declared by the Board of Directors.

         b. The Board of Directors shall have the power to issue shares of stock of the corporation for cash, services, property, the securities or assets of other business enterprises, and to deter attempts to gain control over the corporation, as it may from time to time deem expedient.

         c. No holder of stock of the corporation shall have any preferential, preemptive or other rights of subscription to any shares of any class of stock of the corporation allotted or sold or to be allotted or sold now or hereafter authorized, or to any obligations convertible into the stock of the corporation of any class, or any right of subscription to any part thereof.

                                      SIXTH

                               Board of Directors

         Section 1. The management and conduct of the business of the
Corporation shall be vested in a Board of Directors, which shall consist of such number of directors, not less than the minimum permitted by law, as shall be fixed in the Bylaws, or in the absence of such provision in the Bylaws, as shall be determined by the shareholders at any annual or special meeting thereof.
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                                    Certificate of Incorporation Suffolk Bancorp
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         Section 2. The Board of Directors shall be divided into three classes,
Class I, Class II, and Class III which shall be as nearly equal in number as possible. Each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected; provided, however, that each initial director in Class I shall hold office until the annual meeting of stockholders in 1985; and each initial director in Class
II shall hold office until the annual meeting of stockholders in 1986, and each initial director in Class III shall hold office until the annual meeting of stockholders in 1987.

         Section 3. In the event of any increase or decrease in the authorized number of directors (i) each director then serving as such shall nevertheless continue as a director of the class of which he is a member until the expiration of his current term, or his prior death, retirement, resignation or removal for cause, (ii) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors between the three classes of directors so as to maintain such classes as nearly equal as possible, and (iii) when the number of directors is increased by the board and any newly created directorships are filled by the board, there shall be no classification of the additional directors until the next annual meeting of shareholders.

         Section 4. Notwithstanding any of the foregoing provisions of this Article, each director shall serve until his successor is elected and qualified or until his death, retirement, resignation or removal for cause. Should a vacancy occur or be created, whether arising through death, resignation or removal for cause of a director or through an increase in the number of directors of any class, such vacancy shall be filled by a majority vote of the remaining directors of the class in which such vacancy occurs, or by the sole remaining director of that class if only one such director remains, or by the majority vote of the remaining directors of the other classes if there is no remaining member of the class in which the vacancy occurs. A director so elected to fill a vacancy shall serve until the next meeting of stockholders at which the election of directors is in the regular order of business, and until his successor has been duly elected and qualified.

         Section 5. Notwithstanding any other provisions of this Certificate of Incorporation or the Bylaws of the corporation, any directors or the entire Board of Directors of the corporation may be removed at any time, but only for cause. As used herein, "cause" shall mean either (i) a felony conviction no longer subject to appeal; (ii) a final adjudication of negligent or improper conduct in the performance of the director's duty to the corporation; or (iii) a final order of removal from office no longer subject to review, duly issued by the appropriate federal banking agency.

         Section 6. The Board of Directors may oppose a tender offer on the basis of factors other than economic benefit to shareholders such as: the impact the acquisition of the corporation would have on the community; the effect of the acquisition upon employees, depositors and customers; and the reputation and business practices of the tender offerer.

         Section 7. The Affirmative vote of the holders of seventy percent (70%) or more of the outstanding shares of the corporation entitled to vote shall be required to amend, alter, change or repeal this Article Sixth of this Certificate of Incorporation.

                                     SEVENTH
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                                    Certificate of Incorporation Suffolk Bancorp
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                              Shareholder Meetings

         Section 1. A quorum for any meeting of shareholders to transact business of this corporation except as otherwise specifically provided herein or by law shall be the presence in person or by proxy of the holders of a majority of the shares of common stock of the corporation of record on the record date set for the meeting.


         Section 2. A special meeting of the shareholders may be held at any time and for any purpose and may only be called by the Chairman, President or the Board of Directors of the corporation.

         Section 3. The affirmative votes of the holders of seventy percent (70%) of the stock entitled to vote shall be necessary to effect a dissolution or a bulk sale of corporate assets, or for any merger or consolidation of this corporation or any of its subsidiaries with other corporations.


                                     EIGHTH

                                    Amendment

         Subject to the special provisions set forth in the forgoing Articles of this Certificate of Incorporation, the provisions contained herein may be amended solely upon the approval of the Board of Directors followed by the affirmative vote of the holders of seventy percent (70%) of the stock entitled to vote thereon; provided, however, that any of the following changes may be authorized by or pursuant to authorization by the Board of Directors alone:

         a.       To specify or change the location of the corporation's office.

         b. To specify or change the post office address to which the Secretary of State shall mail a copy of any process against the corporation served upon him.

         c. To make, revoke or change the designation of a registered agent.

         d. To make further changes for which the Board of Directors is authorized pursuant to the laws of the State of New York to act alone.

         IN WITNESS WHEREOF, the undersigned have set their hands this 29th day of June 1984.

/s/ Hallock Luce III
-------------------------

/s/ Richard J. Carey
-------------------------

/s/ Howard M. Finkelstein
-------------------------

/s/ Raymond A. Mazgulski
-------------------------

/s/ J. Douglas Stark
-------------------------

/s/ Morris E. Raff
-------------------------

/s/Edward J. Merz
-------------------------

/s/ W. Bruce Stark
-------------------------
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                                    Certificate of Incorporation Suffolk Bancorp
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                                    Certificate of Incorporation Suffolk Bancorp
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             STATE OF NEW YORK COUNTY OF SUFFOLK


             On this 29th day of June, 1984, before me personally came Hallock Luce III, Raymond A. Mazgulski, Richard J. Carey, J. Douglas Stark, Howard M. Finkelstein, Morris E. Raff, Edward J. Merz, W. Bruce Stark, to me personally known and known to me to be the same persons described in and who executed the foregoing instrument, and they acknowledged to me that executed the same

             /s/ Harold E. Burns
             -------------------

             Notary Public